                              [400,000] PEPS Shares

                                 PEPS TRUST-AJL

                   PREMIUM EXCHANGEABLE PREFERRED PEPS Shares








              AGREEMENT BETWEEN U.S. AND INTERNATIONAL UNDERWRITERS









November __, 1995

                                                November __, 1995





To each of the Underwriters named in
Schedules I and II to the Underwriting
  Agreement referred to below.

Dear Sirs:

                 We understand that PEPS Trust-AJL, a trust created under the laws of the State of New York (the "Trust"), has entered into an underwriting agreement (the "Underwriting Agreement") with Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated acting as representatives (the "U.S. Representatives") of the U.S. underwriters named in Schedule I thereto (the "U.S. Underwriters") and Morgan Stanley & Co. International Limited and Merrill Lynch International Limited, as representatives (the "International Representatives") of the international underwriters named in Schedule II thereto (the "International Underwriters," and, together with the U.S. Underwriters, the "Underwriters"), pursuant to which the several Underwriters have agreed to purchase from the Trust an aggregate of [400,000] shares of Premium Exchangeable Participating PEPS Shares of the Trust ("PEPS"). In addition, the Trust has granted the U.S. Underwriters the option to purchase up to [60,000] additional shares of PEPS (the "Additional PEPS Shares"). Each PEPS Share will be exchanged for American Depository Shares ("ADSs") or, at the option of the holder thereof, the equivalent in shares of Common Stock ("Common Stock") of Amway Japan Limited, a Japanese corporation (the "Company"), on November __, 1998 to be delivered pursuant to purchase contracts between the Trust and each of HDV GRIT Holdings, Inc., a ________ corporation, and the Jay Van Andel Trust, a trust created under the laws of the State of _________ (collectively, the "Sellers"). All shares of PEPS to be purchased by the U.S. Underwriters and the International Underwriters under the Underwriting Agreement, including any Additional PEPS Shares, are hereinafter called the "U.S. PEPS Shares" and the "International PEPS Shares," respectively. The U.S. PEPS Shares and the International PEPS Shares are collectively referred to herein as the "PEPS Shares."

                                       I.


                 The U.S. Underwriters, acting through the U.S. Representatives, and the International Underwriters, acting through the International Representatives, agree that, in order to provide an orderly marketing effort for the offering, they will consult with each other as to the availability of the PEPS Shares for sale to the public, from time to time until the earlier of (a) notice from the U.S. Representatives to the U.S. Underwriters of the completion of the distribution of the U.S. PEPS Shares and (b) notice from the International Representatives to the International Underwriters of the completion of the distribution of the International PEPS Shares. From time to time as mutually agreed among the U.S. Underwriters and the International Underwriters, acting through Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International Limited, respectively, the Underwriters may purchase and sell among each other such number of PEPS Shares to be purchased pursuant to the Underwriting Agreement as may be so mutually agreed.

                 The price and currency of settlement of any PEPS Shares so purchased or sold shall be the public offering price, in United States dollars, less an amount not greater than the selling concession. Settlement with respect to any PEPS Shares transferred hereunder prior to the Closing Date (as defined in the Underwriting Agreement) shall be made on the Closing Date, and in the case of purchases and sales made thereafter, as promptly as practicable but in no event later than three business days (four business days in the case of any purchase or sale made after 4:30 p.m. Eastern Time on the transfer date) after the transfer date. Certificates representing the PEPS Shares so purchased shall be delivered on the respective settlement dates. The liability of the Underwriters under the Underwriting Agreement for payment of the purchase price of the PEPS Shares purchased thereunder shall not be affected by the provisions of this Agreement.

                 The obligations of each U.S. Underwriter in respect of any purchase or sale of PEPS Shares under this Article I by the U.S. Underwriters shall be pro rata in accordance with such U.S. Underwriter's proportion of the total number of U.S. PEPS Shares. The obligations of each International Underwriter in respect of any purchase or sale of PEPS Shares under this Article I by the International Underwriters shall be pro rata in accordance with such International Underwriter's proportion of the total number of International PEPS Shares.

                                       II.


                 Each of the Underwriters represents that it is a member in good standing of the U.S. National Association of Securities Dealers, Inc. (the "NASD") or that it is a foreign bank or dealer not eligible for membership in the NASD. In making sales of PEPS Shares, if it is such a member, such Underwriter agrees to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Section 24 of Article III of the NASD's Rule's of Fair Practice, or, if it is such a foreign bank or dealer, such Underwriter agrees to comply with such Interpretation and Sections 8, 24 and 36 of such Article as though it were such a member and Section 25 of such Article as it applies to a nonmember broker or dealer in a foreign country.


                                      III.


                 Each U.S. Underwriter represents and agrees that, except for
(x) sales between the U.S. Underwriters and the International Underwriters pursuant to Article I of this Agreement and (y) stabilization transactions, contemplated in Article IV of this Agreement, conducted through the U.S. Representatives as part of the distribution of the PEPS Shares, (a) it is not purchasing any of the U.S. PEPS Shares for the account of anyone other than a United States or Canadian Person and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. PEPS Shares or distribute any prospectus relating to the U.S. PEPS Shares outside the United States or Canada or to anyone other than a United States or Canadian Person, and any dealer to whom it may sell any of the U.S. PEPS Shares will represent that it is not purchasing any of the U.S. PEPS Shares for the account of anyone other than a United States or Canadian Person and will agree that it will not offer or resell such U.S. PEPS Shares directly or indirectly outside the United States or Canada or to anyone other than a United States or Canadian Person or to any other dealer who does not so represent and agree.

                 Each International Underwriter represents and agrees that, except for (x) sales between the U.S. Underwriters and the International Underwriters pursuant to Article I of this Agreement and (y) stabilization transactions, contemplated in Article IV of this Agreement, conducted through the U.S. Representatives as part of the distribution of the PEPS Shares, (a) it is not purchasing any of the International PEPS Shares for the account of any United States or Canadian Person and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the International PEPS Shares or distribute any prospectus relating to the International PEPS Shares in the United States or Canada or to any United States or Canadian Person, and any dealer to whom it may sell any of the International PEPS Shares will represent that it is not purchasing any of the International PEPS Shares for the account of any United States or Canadian Person and will agree that it will not offer or resell such International PEPS Shares directly or indirectly in the United States or Canada or to any United States or Canadian Person or to any other dealer who does not so represent and agree.

                 With respect to any Underwriter that is a U.S. Underwriter and an International Underwriter, the foregoing representations and agreements (i) made by it in its capacity as a U.S. Underwriter shall apply only to PEPS Shares purchased by it in its capacity as a U.S. Underwriter, (ii) made by it in its capacity as an International Underwriter shall apply only to PEPS Shares purchased by it in its capacity as an International Underwriter and (iii) shall not restrict its ability to distribute any prospectus relating to the PEPS Shares to any person. "United States or Canadian Person" shall mean any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside of the United States and Canada of any United States or Canadian Person), and shall include any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person. "United States" shall mean the United States of America, its territories, its possessions and all areas subject to its jurisdiction.

                 The agreements of the Underwriters set forth in the first and second paragraphs of this Article III shall terminate upon the earlier of (a) the mutual agreement of the U.S. Representatives and the International Representatives and (b) 30 days after the date hereof, unless the U.S. Representatives or the International Representatives shall have given notice to the other to the effect that the distribution of the PEPS Shares by the U.S. Underwriters or the International Underwriters, as the case may be, has not yet been completed. If such notice is given, the agreements set forth in such preceding paragraphs shall survive until the earlier of (x) the mutual agreement referred to in the preceding sentence and (y) 30 days after the date of any such notice.

                 Each U.S. Underwriter represents that it has not offered or sold, and agrees not to offer or sell, any PEPS Shares, directly or indirectly, in Canada in contravention of the securities laws of Canada or any province or territory thereof and, without limiting the generality of the foregoing, represents that any offer of PEPS Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made. Each U.S. Underwriter further agrees to send to any dealer who purchases from it any of the PEPS Shares a notice stating in substance that, by purchasing such PEPS Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such PEPS Shares in Canada or to, or for the benefit of, any resident of Canada in contravention of the securities laws of Canada or any province or territory thereof and that any offer of PEPS Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province of Canada in which such offer is made, and that such dealer will deliver to any other dealer to whom it sells any of such PEPS Shares a notice containing substantially the same statement as is contained in this sentence.

                 The Underwriters understand that no action has been or will be taken in any jurisdiction by the Underwriters, the Trust, the Company or the Sellers that would permit a public offering of the PEPS Shares, or possession or distribution of the Prospectuses (as defined in the Underwriting Agreement), in preliminary or final form, in any jurisdiction where, or in any circumstances in which, action for that purpose is required, other than the United States.

                 Each International Underwriter agrees that it will comply with all applicable laws and regulations, and make or obtain all necessary filings, consents or approvals, in each jurisdiction in which it purchases, offers, sells or delivers PEPS Shares (including, without limitation, any applicable requirements relating to the delivery of the Prospectuses, in preliminary or final form), in each case at its own expense. In connection with sales of and offers to sell PEPS Shares made by it, such International Underwriter will either furnish to each person to whom any such sale or offer is made a copy of the then-current Prospectuses (in preliminary or final form and as then amended or supplemented if the Trust or the Company shall have furnished any amendments or supplements thereto), or inform such person that such Prospectuses, in preliminary or final form, will be made available upon request.

                 Each International Underwriter further represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the PEPS Shares acquired in connection with the distribution contemplated hereby, except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan. Each International Underwriter further agrees to send to any dealer who purchases from it any of the PEPS Shares a notice stating in substance that, by purchasing such PEPS Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, any of such PEPS Shares, directly or indirectly, in Japan or to or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan, and that such dealer will send to any other dealer to whom it sells any of such PEPS Shares a notice containing substantially the same statement as is contained in this sentence.

                 Each International Underwriter further represents and agrees that (i) it has not offered or sold and will not offer or sell any PEPS Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the PEPS Shares in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the PEPS Shares if such person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

                 Each International Underwriter agrees to indemnify and hold harmless the Trust, the Company, the Sellers, each Underwriter and each person controlling the Trust, the Company, the Sellers or any Underwriter from and against any and all losses, claims, damages and liabilities (including fees and disbursements of counsel) arising from any breach by it of any of the provisions of paragraphs six, seven, eight and nine of this Article III.


                                       IV.


                 The overall direction and planning of the stabilization transactions contemplated herein shall be the responsibility of the U.S. Representatives and the International Representatives, which will consult with one another on a continuous basis so that such stabilization transactions, which may be effected in PEPS, ADSs or both, shall be conducted in accordance with such direction and planning as is mutually agreed upon.

                 All stabilization transactions shall be conducted only by Morgan Stanley & Co. Incorporated and shall be conducted in compliance with any applicable laws and regulations. Morgan Stanley & Co. Incorporated agrees to notify the International Representatives of the date of termination of stabilization.

                 The International Primary Market Association (IPMA) limits will not be complied with in connection with stabilization losses and expenses. All stabilization transactions shall be for the respective accounts of the several Underwriters and shall be allocated between the U.S. Underwriters and the International Underwriters in the respective proportions that the number of U.S. PEPS Shares and International PEPS Shares purchased pursuant to the Underwriting Agreement bear to the total number of PEPS Shares purchased. In no event shall the net commitment of any Underwriter, for either long or short account, resulting from such stabilization transactions and from the over-allotments referred to in Article V, exceed 15% of the aggregate dollar amount of the original purchase obligation of such Underwriter under the Underwriting Agreement; provided that, in determining the net commitment of any Underwriter for short account, there shall be subtracted (x) in the case of any U.S. Underwriter, any PEPS Shares that the U.S. Representatives have agreed to purchase for the account of such U.S. Underwriter pursuant to Article I of this Agreement and the maximum number of Additional PEPS Shares that such Underwriter is entitled to purchase under the Underwriting Agreement and (y) in the case of any International Underwriter, any PEPS Shares that the International Representatives have agreed to purchase for the account of such International Underwriter pursuant to Article I of this Agreement.

                 Each U.S. Underwriter agrees that it will not offer or sell, directly or indirectly, PEPS Shares to any person at less than the public offering price, other than to (i) the International Underwriters pursuant to
Article I hereof or (ii) other U.S. Underwriters or to dealers who have entered into the Master Dealer Agreement with Morgan Stanley & Co. Incorporated and who have received a pricing wire from the U.S. Representatives with respect to this offering that, among other things, sets forth such dealer's agreement that it is not purchasing PEPS Shares for the account of any persons other than United States or Canadian Persons and that it will not offer or resell PEPS Shares outside the United States and Canada. Such sales to U.S. dealers and other U.S. Underwriters shall be made at a price that is not below the public offering price less the maximum permissible reallowance to be specified in the Trust Prospectus (as defined in the Underwriting Agreement). Each U.S. Underwriter agrees that prior to offering PEPS Shares to any dealer at the public offering price less the reallowance, it will either ascertain that such dealer has entered into such Master Dealer Agreement and received such a pricing wire or make arrangements to ensure that such dealer will enter into such Master Dealer Agreement and receive such a pricing wire.

                 Each International Underwriter represents that it has not offered or sold, and agrees that it will not offer or sell, directly or indirectly, PEPS Shares to any person at less than the offering price, other than to (i) U.S. Underwriters pursuant to Article I hereof or (ii) other International Underwriters or to dealers who have entered into International Dealer Agreements (the "International Dealers") with the International Representatives in the form of Exhibit C to the Agreement Among International Underwriters. Such sales to International Dealers and other International Underwriters shall be made in conformity with the provisions of Article II and at a price that is not below the public offering price less the maximum permissible reallowance to be specified in the Trust Prospectus. Each International Underwriter agrees that prior to offering PEPS Shares to any dealer at the public offering price less the reallowance, it will either ascertain that such dealer has entered into such an International Dealer Agreement or make arrangements to assure that such dealer will enter into an International Dealer Agreement.

                 The agreements of the Underwriters set forth in the foregoing two paragraphs shall terminate upon the earlier of (a) the mutual agreement of the U.S. Representatives and the International Representatives and (b) 30 days after the date hereof, unless the U.S. Representatives or the International Representatives shall have given notice to the other to the effect that the distribution of the PEPS Shares by the U.S. Underwriters or the International Underwriters, as the case may be, has not yet been completed. If such notice is given, the agreements set forth in such preceding paragraphs shall survive until the earlier of (x) the mutual agreement referred to in the preceding sentence and (y) 30 days after the date of any such notice.

                 Each Underwriter agrees that it will not, without the advance approval of the U.S. Representatives and the International Representatives, respectively, buy, sell, deal or trade in (i) any PEPS, ADSs or Common Stock,
(ii) any security convertible into PEPS, ADSs or Common Stock or (iii) any right or option to acquire or sell PEPS, ADSs or Common Stock or any security convertible into PEPS, ADSs or Common Stock, for its own account or for the account of a customer, except (a) as provided in the Agreement Among International Underwriters, the Master Agreement Among Underwriters, this Agreement or in the Underwriting Agreement, (b) that it may convert any security convertible into PEPS, ADSs or Common Stock owned by it and sell PEPs, ADSs or Common Stock acquired upon such conversion and that it may deliver PEPS, ADSs or Common Stock owned by it upon the exercise of any option written by it as permitted by the provisions set forth herein, (c) in brokerage transactions on unsolicited orders which have not resulted from activities on its part in connection with the solicitation of purchases and which are executed by it in the ordinary course of its brokerage business and (d) that on or after the date of the initial public offering of the PEPS Shares, it may execute covered writing transactions in options to acquire PEPS, ADSs or Common Stock, when such transactions are covered by PEPS Shares, for the accounts of customers.

                 An opening uncovered writing transaction in options to acquire PEPS, ADSs or Common Stock for an Underwriter's account or for the account of a customer shall be deemed, for purposes of this Article IV, to be a sale of PEPS, ADSs or Common Stock, as the case may be, which is not unsolicited. The term "opening uncovered writing transaction in options to acquire" as used above means a transaction in which the seller intends to become a writer of an option to purchase PEPS, ADSs or Common Stock which he does not own. An opening uncovered purchase transaction in options to sell PEPS, ADSs or Common Stock for an Underwriter's account or for the account of a customer shall be deemed, for purposes of this paragraph, to be a sale of PEPS, ADSs or Common Stock, as the case may be, which is not unsolicited. The term "opening uncovered purchase transaction in options to sell" as used above means a transaction where the purchaser intends to become an owner of an option to sell PEPS, ADSs or Common Stock which he does not own.

                 Each Underwriter represents that it has not participated, since it was invited to participate in the offering of the PEPS Shares, in any transaction prohibited by this Article IV and that it has at all times complied and agrees that it will at all times comply with the provisions of Rule 10b-6 of the U.S. Securities Exchange Act of 1934, as amended, applicable to this offering.


                                       V.


                 The overall direction and planning of any over-allotments to be made by the Underwriters in arranging for sales of PEPS Shares, and the related transactions required to cover such over-allotments, shall be the responsibility of the U.S. Representatives. All profits and losses arising from such over-allotments (excluding the excess, if any, of (i) the public selling price of any Additional PEPS Shares and any PEPS Shares purchased pursuant to Article I of this Agreement over (ii) the cost of such Additional PEPS Shares and such other PEPS Shares to the Underwriters making such sales) shall be for the respective accounts of the several Underwriters and shall be allocated between the U.S. Underwriters and the International Underwriters in the respective proportions that the number of U.S. PEPS Shares and International PEPS Shares purchased pursuant to the Underwriting Agreement bears to the total number of PEPS Shares purchased.


                                       VI.


                 Each of the Underwriters agrees that the expenses incurred in connection with or attributable to the purchase, carrying or sale of the PEPS Shares, including the fees and disbursements of David Polk & Wardwell (U.S. counsel to the Underwriters), shall be for the respective accounts of the several Underwriters and shall be allocated between the U.S. Underwriters and the International Underwriters in the respective proportions that the number of U.S. PEPS Shares and International PEPS Shares, respectively, bears to the total number of PEPS Shares purchased.


                                      VII.


                 Changes in the offering price and in the concessions and reallowances to dealers will be made only upon the mutual agreement of the Underwriters during the period referred to in the first sentence of Article I hereof.


                                      VIII.


                 The Underwriters will keep one another fully informed of the progress of the offering of the PEPS Shares.

                 The agreements of the Underwriters contained in Article II, the fifth through tenth paragraphs of Article III, the last paragraph of Article IV and Article V and Article VI shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any termination of the Underwriting Agreement, (iii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Trust, the Company, the Sellers, their officers or directors or any other person controlling the Trust, the Company or the Sellers and (iv) acceptance of and payment for any PEPS Shares.


                                       IX.


                 This Agreement may be signed in counterparts, which together shall constitute one and the same instrument.

                 This Agreement shall be governed and construed in all respects in accordance with the laws of the State of New York and United States federal law.

                 IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written by the undersigned for themselves and for the Underwriters as set forth above.


                                           MORGAN STANLEY & CO. INCORPORATED
                                           MERRILL LYNCH, PIERCE, FENNER &
                                             SMITH INCORPORATED
                                           Acting severally on behalf
                                             of themselves and the
                                             several U.S. Underwriters
                                             named in Schedule I to the
                                             Underwriting Agreement referred
                                             to herein.


                                           By MORGAN STANLEY & CO.
                                                INCORPORATED


                                             By ________________________





                                           MORGAN STANLEY & CO. INTERNATIONAL
                                             LIMITED
                                           MERRILL LYNCH INTERNATIONAL LIMITED

                                           Acting severally on behalf of
                                             themselves and the several
                                             International Underwriters named in
                                             Schedule II to the Underwriting
                                             Agreement referred to herein.

                                           By MORGAN STANLEY & CO.
                                                INTERNATIONAL LIMITED


                                             By ________________________